Exhibit 99.1

Proto Labs Reports Financial Results for the Fourth Quarter and

Full Year 2016

Board of Directors Authorizes Stock Repurchase Program

MAPLE PLAIN, Minn. – February 9, 2017 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Highlights include:

●

Revenue for the fourth quarter of 2016 was $72.4 million compared with $73.8 million in revenue in the fourth quarter of 2015. The Alphaform acquisition was completed on October 9, 2015, resulting in comparable year-over-year comparisons for the fourth quarters of 2016 and 2015.

●

Revenue from 3D printing for the fourth quarter of 2016 totaled $9.8 million, an increase of eight percent over the prior year’s fourth quarter. Reflected in the 2015 fourth quarter results was revenue from unprofitable 3D printing contracts at Alphaform that have been terminated. Excluding these unprofitable contracts, revenue from 3D Printing increased 16.6 percent.  See "Non-GAAP Financial Measures" below.

●	The number of unique product developers and engineers served totaled 14,046 in the fourth quarter of 2016, an increase of 13.1 percent over the fourth quarter of 2015.

●

Net income for the fourth quarter of 2016 was $9.4 million, or $0.35 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles, charges related to the exit of facilities and unrealized foreign currency gains, was $10.8 million, or $0.41 per diluted share. See “Non-GAAP Financial Measures” below.

“Our fourth quarter financial results continued to reflect the challenges that we faced throughout 2016 with general economic conditions affecting the R&D spending in certain industries, a trend that was felt with greater impact as we closed out the year,” said Vicki Holt, President and Chief Executive Officer. “3D printing revenue growth remained healthy and we look for continued strong growth in this segment.

“From an operational standpoint, we achieved several important milestones during 2016 that have strengthened our competitive position and enhanced our ability to generate improved top and bottom line growth across all our businesses going forward. They include strengthening the management team, integrating our acquisition in Germany to enhance our 3D printing operations in Europe, the successful launch of overmolding and the expansion of our Liquid Silicone Rubber and lathe offerings, and the expansion to new manufacturing facilities in North Carolina and Japan. During 2017, we will be building on these initiatives to drive additional revenue growth.”

Additional Fourth Quarter 2016 Highlights include:

●	Gross margin was 55.7 percent of revenue for the fourth quarter of 2016 compared with 56.0 percent for the fourth quarter of 2015 and 57.2 percent in the third quarter of 2016.
●

GAAP operating margin was 20.5 percent of revenue during the fourth quarter of 2016 compared to 22.4 percent for the fourth quarter of 2015. On a non-GAAP basis, operating margin was 23.1 percent for the fourth quarter of 2016. See “Non-GAAP Financial Measures” below.

●	The Company generated $18.8 million in cash from operations during the fourth quarter of 2016.

Full Year 2016 Highlights include:

●	Revenue for 2016 increased 12.9 percent to $298.1 million compared with $264.1 million in 2015.
●

Net income for 2016 was $42.7 million, or $1.61 per diluted share, compared with $46.5 million, or $1.77 per diluted share in 2015. Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles, asset impairment expense, and facilities-related charges, was $47.6 million, or $1.79 per diluted share. See “Non-GAAP Financial Measures” below.

●

Cash generated from operations during the year totaled $75.0 million. Cash, cash equivalents and investments increased $47.2 million during the year and were $192.8 million at December 31, 2016 compared with $145.6 million at December 31, 2015.

“For 2017 we will be focused on three strategic priorities. Our first initiative will be to improve our sales and marketing productivity to bring in new product developers and generate increased revenue. We will continue to expand our envelope of services to capture more of our customers’ needs. As part of this effort, we launched Insert Molding as an expansion of our Injection Molding service this quarter. Finally, we will work to improve our gross margin to achieve our 58 to 60 percent of revenue target. We remain very optimistic about the prospects for Proto Labs and the stock repurchase plan is a testament to our financial strength and positive long-term outlook,” Ms. Holt concluded.

Stock Repurchase Program

The Board of Directors has authorized the repurchase of up to $50 million of the company’s common stock from time to time on the open market or in privately negotiated transactions, in compliance with applicable securities laws and other legal requirements. The term of the program runs through December 31, 2021.

The timing and amount of any shares of the company’s common stock that are repurchased under the program will be determined by the company’s management based on its evaluation of market conditions and other factors. The share repurchase program may be suspended or discontinued at any time.

The company expects to fund the share repurchase program through cash generated from operations and cash on hand. At December 31, 2016, the company had 26,504,868 common shares outstanding.

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates, revenue excluding the acquired revenue contribution from Alphaform, and revenue excluding unprofitable Alphaform 3D Printing contracts and discontinued non-core resin resale businesses from total revenues in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP operating margin, adjusted for stock-based compensation expense, amortization expense, impairment on assets and charges related to the exit of facilities (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized foreign currency activity, impairment on assets and charges related to the exit of facilities (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below a reconciliation of non-GAAP revenue growth to revenue growth, non-GAAP operating margin to operating margin and non-GAAP net income to net income, the most directly comparable measures calculated and presented in accordance with GAAP. Non-GAAP revenue growth, non-GAAP operating margins and non-GAAP net income are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP revenue growth, non-GAAP operating margin and non-GAAP net income provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its fourth quarter and full year 2016 financial results today, February 9, 2017 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/9qumpomn. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

John Way, 763-479-7726

john.way@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$68,795	$47,653
Short-term marketable securities	39,477	33,201
Accounts receivable, net	34,060	36,125
Inventory	9,310	9,771
Income taxes receivable	445	6,028
Other current assets	5,697	5,224
Total current assets	157,784	138,002

Property and equipment, net	139,474	125,475
Long-term marketable securities	84,479	64,789
Goodwill	28,916	28,916
Other intangible assets, net	2,655	3,337
Other long-term assets	933	517
Total assets	$414,241	$361,036

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$11,322	$13,643
Accrued compensation	7,670	9,993
Accrued liabilities and other	4,435	2,626
Total current liabilities	23,427	26,262

Long-term deferred tax liabilities	7,003	4,240
Other long-term liabilities	3,978	2,889

Shareholders' equity	379,833	327,645
Total liabilities and shareholders' equity	$414,241	$361,036

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Injection Molding	$41,598	$43,865	$175,974	$163,387
CNC Machining	20,897	19,581	81,407	74,368
3D Printing	9,788	9,094	37,847	25,132
Other	70	1,219	2,827	1,219
Total revenue	72,353	73,759	298,055	264,106

Cost of revenue	32,041	32,485	131,118	109,703
Gross profit	40,312	41,274	166,937	154,403

Operating expenses
Marketing and sales	11,949	10,805	46,131	39,188
Research and development	5,278	4,879	22,388	18,350
General and administrative	8,254	9,033	36,651	29,716
Total operating expenses	25,481	24,717	105,170	87,254
Income from operations	14,831	16,557	61,767	67,149
Other income, net	112	612	2,454	712
Income before income taxes	14,943	17,169	64,221	67,861
Provision for income taxes	5,571	5,176	21,514	21,347
Net income	$9,372	$11,993	$42,707	$46,514

Net income per share:
Basic	$0.35	$0.46	$1.62	$1.79
Diluted	$0.35	$0.45	$1.61	$1.77

Shares used to compute net income per share:
Basic	26,457,302	26,164,340	26,365,173	26,005,858
Diluted	26,609,929	26,465,043	26,564,639	26,320,284

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2016	2015
Operating activities
Net income	$42,707	$46,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,485	14,126
Stock-based compensation expense	6,775	6,082
Deferred taxes	2,780	2,837
Excess tax benefit from stock-based compensation	(2,532)	(5,539)
Amortization of held-to-maturity securities	1,173	1,234
Gain on acquisition	-	(344)
Loss on impairment of assets	455	-
Other	(1,541)	-
Changes in operating assets and liabilities	7,665	(6,353)
Net cash provided by operating activities	74,967	58,557

Investing activities
Purchases of property and equipment	(33,616)	(44,362)
Acquisitions, net of cash acquired	-	(5,032)
Purchases of marketable securities	(89,315)	(66,393)
Proceeds from sales and maturities of marketable securities	62,176	52,193
Net cash used in investing activities	(60,755)	(63,594)

Financing activities
Payments on debt	-	(152)
Acquisition-related contingent consideration	(400)	(1,400)
Proceeds from exercises of stock options and other	5,715	6,251
Excess tax benefit from stock-based compensation	2,532	5,539
Net cash provided by financing activities	7,847	10,238
Effect of exchange rate changes on cash and cash equivalents	(917)	(877)
Net increase in cash and cash equivalents	21,142	4,324
Cash and cash equivalents, beginning of period	47,653	43,329
Cash and cash equivalents, end of period	$68,795	$47,653

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency, gain on acquisition and acquisition costs, impairment on assets and charges related to the exit of facilities

GAAP net income	$9,372	$11,993	$42,707	$46,514
Add back:
Stock-based compensation expense	1,515	1,567	6,775	6,082
Amortization expense	163	186	683	746
Impairment on assets	-	-	455	-
Facilities-related charges	222	-	1,373	-
Acquisition costs	-	343	-	915
Unrealized (gain) loss on foreign currency	217	43	(1,243)	254
Gain on acquisition	-	(344)	-	(344)
Total adjustments [2]	2,117	1,795	8,043	7,653
Income tax benefits on adjustments[1]	(646)	(417)	(3,139)	(2,240)
Non-GAAP net income	$10,843	$13,371	$47,611	$51,927

Non-GAAP net income per share:
Basic	$0.41	$0.51	$1.81	$2.00
Diluted	$0.41	$0.50	$1.79	$1.97

Shares used to compute non-GAAP net income per share:
Basic	26,457,302	26,164,340	26,365,173	26,005,858
Diluted	26,609,929	26,465,043	26,564,639	26,320,284

[1] For the three months ended December 31, 2016 and 2015, income tax effects were calculated reflecting an effective GAAP tax rate of 37.3% and 30.1%, respectively, and an effective non-GAAP tax rate of 36.4% and 29.5%, respectively. For the year ended December 31, 2016 and 2015, income tax effects were calculated reflecting an effective GAAP tax rate of 33.4% and 31.5%, respectively, and an effective non-GAAP tax rate of 34.1% and 31.2%, respectively. The difference between our GAAP and non-GAAP tax rate for the three months and year ended December 31, 2016 was primarily due to the tax effect of stock-based compensation expense, amortization expense, unrealized gain on foreign currency, impairment on assets and charges related to the exit of facilities. The difference between our GAAP and non-GAAP tax rate for the three months and year ended December 31, 2015 was primarily due to stock-based compensation expense, amortization expense, unrealized loss on foreign currency, gain on acquisition and acquisition costs.

[2] Stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency, gain on acquisition and acquisition costs, impairment on assets and charges related to the exit of facilities were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cost of revenue	$318	$135	$1,318	$513
Marketing and sales	234	279	974	1,074
Research and development	312	318	1,396	1,285
General and administrative	1,036	1,364	5,598	4,871
Other income (expense), net	217	(301)	(1,243)	(90)
Total adjustments	$2,117	$1,795	$8,043	$7,653

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$72,353	$73,759	$298,055	$264,106
Income from operations	14,831	16,557	61,767	67,149
GAAP operating margin	20.5%	22.4%	20.7%	25.4%
Add back:
Stock-based compensation expense	1,515	1,567	6,775	6,082
Amortization expense	163	186	683	746
Impairment on assets	-	-	455	-
Facilities-related charges	222	-	1,373	-
Acquisition costs	-	343	-	915
Total adjustments	1,900	2,096	9,286	7,743
Non-GAAP income from operations adjusted for stock-based compensation expense, amortization expense, impairment on assets, facilities-related charges and acquisition costs	$16,731	$18,653	$71,053	$74,892
Non-GAAP operating margin	23.1%	25.3%	23.8%	28.4%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended			% Change	Year Ended			% Change
	December 31,		%	Constant	December 31,		%	Constant
	2016	2015	Change	Currencies[1]	2016	2015	Change	Currencies[1]
Revenues
United States	$54,566	$53,911	1.2%	1.2%	$223,930	$208,017	7.6%	7.6%
Europe	14,847	17,271	-14.0%	-8.2%	63,365	47,433	33.6%	38.8%
Japan	2,940	2,577	14.1%	2.4%	10,760	8,656	24.3%	11.1%
Total Revenue	$72,353	$73,759	-1.9%	-1.0%	$298,055	$264,106	12.9%	13.4%

[1] Revenue growth for the three-month and year-ended periods ended December 31, 2016 has been recalculated using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

	Year Ended			% Change
	December 31,		%	Constant
	2016	2015	Change[2]	Currencies[2]
Revenues
United States	$223,930	$208,017	7.6%	7.6%
Europe	49,719	47,433	4.8%	10.0%
Japan	10,760	8,656	24.3%	11.1%
Total Revenue	$284,409	$264,106	7.7%	8.2%

[2] Revenue growth for the year ended December 31, 2016 has been recalculated to exclude revenue earned from our acquisition of Alphaform for the nine months ended September 30, 2016, and using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of acquired revenue and changes in foreign currency exchange rates.

	Three Months Ended
	December 31,		%
	2016	2015	Change[3]
Revenues
Injection Molding	$41,598	$43,865	-5.2%
CNC Machining	20,897	19,581	6.7%
3D Printing	9,788	8,398	16.6%
Other	70	454	-84.6%
Total Revenue	$72,353	$72,298	0.1%

[3] Revenue growth for the three months ended December 31, 2016 has been recalculated to exclude revenue earned from unprofitable Alphaform 3D Printing contracts and discontinued non-core resin resale business included in Other above.

Proto Labs, Inc.
Revenue by Geography - Based on Shipping Location
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
Domestic
United States	$49,907	$49,709	$208,002	$194,065
International
Europe	14,847	17,271	63,365	47,433
Japan	2,940	2,577	10,760	8,656
United States	4,659	4,202	15,928	13,952
Total international	22,446	24,050	90,053	70,041
Total revenue	$72,353	$73,759	$298,055	$264,106

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Unique product developers and engineers served	14,046	12,414	31,457	27,235

Note: the information above includes unique product developers and engineers who purchased our 3D Printed products in the United States and Europe through our web-based customer interface.  The information does not include 3D Printing and Injection Molding customers resulting from the Alphaform acquisition who do not utilize our web-based customer interface.